Exhibit 10.25

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (“this Second Amendment”) is dated as of February 19, 2020 (“Effective Date”), by and between ARE-8000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company, having an address at 26 North Euclid Avenue, Pasadena, California 91101 (“Landlord”), and NEXTCURE, INC., a Delaware corporation, having an address at Suite 140, 8000 Virginia Manor Road, Beltsville, Maryland 20705 (''Tenant'').

RECITALS

A.Landlord and Tenant have entered into that certain Lease Agreement dated as of January 30, 2019 (“Original Lease”), as amended by that certain First Amendment to Lease Agreement dated as of August 2, 2019 (“First Amendment''; together with the Original Lease, the “Lease”), wherein Landlord leased to Tenant certain premises located at Suite 140, 8000 Virginia Manor Road, Beltsville, Maryland 20705, as more particularly described in the Lease.

B.Landlord and Tenant desire to (i) update references to lease expiration dates in a table set forth in Section 39(a) of the Lease, and (ii) correct a reference to a suite number in the Basic Lease Provisions and on Exhibit A of the First Amendment.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1.Definitions; Recitals. Terms used in this Second Amendment but not otherwise defined shall have the meanings set forth in the Lease. The Recitals form an integral part of this Second Amendment and are hereby incorporated by reference.

2.Amendment to Section 39(a). The table set forth in Section 39(a) of the Lease, as amended by the First Amendment, is hereby further amended by (a) changing the lease expiration date for Suite 207 in the 9000 VMR Building from “May 31, 2022” to “December 31, 2029,” and (b) changing the lease expiration date for Suite 21O in the 9000 VMR Building from “May 31, 2020” to “May 31, 2022.” As a result, such table is hereby deleted in its entirety and replaced with the following table:

Suite	Lease Expiration Date t
170 (8000 VMR Building)	March 31, 2024
207 (9000 VMR Building)	December 31, 2029
210 (9000 VMR Building)	Mav 31, 2022
230 (9000 VMR Building)	Januarv 31, 2021

The table above identifies the expiration date for the lease agreement with the existing tenant subject to rights of renewal or extension in favor of the existing tenants.'

3.Amendment to Definition of “Premises (before 9000 VMR Date).”The definition of Premises (before 9000 VMR Date)” in the Basic Lease Provisions is hereby amended by deleting the reference to “Suite 170” and replacing it with “Suite 180.”

4.Amendment to Exhibit A of First Amendment. Exhibit A of the First Amendment references “Suite 170” when it should have referenced “Suite 180.” As a result, Exhibit A of the

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First Amendment is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

5.Miscellaneous.

a.Entire Agreement. The Lease, as amended by this Second Amendment, is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. The Lease, as so amended by this Second Amendment, may be amended only by an agreement in writing, signed by the parties hereto.

b.Binding Effect. This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.Broker. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this Second Amendment and that no Broker brought about this Second Amendment. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

d.Counterparts. This Second Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Second Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

e.Ratification; Conflicts. Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Regardless of whether specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

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Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment under seal as of the day and year first above written.

TENANT:

NEXTCURE, INC.,
a Delaware corporation

By:	/s/ Timothy Mayer	(SEAL)
Its:	Chief Operating Officer

LANDLORD:

ARE-8000/9000/10000 VIRGINIA MANOR, LLC,
a.Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-ORS CORP.,
a Maryland corporation,
general partner

		By:	[(SEAL)]
		Name:	Allison Grochola
		Title:	Vice President, Legal Affairs

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

EXHIBIT A
EXPANSION PREMISES